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             [RYDER SCOTT COMPANY PETROLEUM ENGINEERS LETTERHEAD]





                                                                   Exhibit 23.3


                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


        We hereby consent to the incorporation by reference in this Current Report on Form 8-K of Apache Corporation of our Firm's name and our Firm's review of the proved oil and gas reserve quantities of Apache Corporation, DEKALB Energy Company, and of certain properties acquired from Texaco Exploration and Production Inc., as of January 1, 1995, and to the incorporation by reference of our Firm's name and review into Apache Corporation's previously filed Registration Statements on Form S-3 (Nos. 33-51253, 33-53129 and 33-62177), Form S-4 (33-61669) and Form S-8 (Nos.
33-53442, 33-37402, 33-31407, 33-59721 and 33-59723).





                                           /s/ RYDER SCOTT COMPANY
                                               PETROLEUM ENGINEERS
                                           ------------------------
                                               RYDER SCOTT COMPANY
                                               PETROLEUM ENGINEERS


Houston, Texas
September 6, 1995